UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): July 26, 2006

                                 ConocoPhillips
             (Exact name of registrant as specified in its charter)

            Delaware                001-32395                01-0562944
 (State or other jurisdiction      (Commission           (I.R.S. Employer
       of incorporation)           File Number)          Identification No.)


                             600 North Dairy Ashford
                              Houston, Texas 77079
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (281) 293-1000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 2.02  Results of Operations and Financial Condition

     On July 26, 2006, ConocoPhillips issued a press release announcing the company's financial and operating results for the quarter ended June 30, 2006. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference. Additional financial and operating information about the quarter is furnished as Exhibits 99.2 and 99.3 hereto and incorporated herein by reference. The press release contains a measure, "effective tax rate," that is not calculated in accordance with U.S. generally accepted accounting principles
(GAAP). We have included this non-GAAP financial measure because, in management's opinion, excluding the favorable impact from certain tax legislation changes in Canada and Texas in calculating our effective tax rate for the second quarter of 2006 is a better indicator of the company's ongoing effective tax rate and is therefore more useful in comparing the Company's effective tax rate for the second quarter of 2006 with prior and future periods.


Item 9.01  Financial Statements and Exhibits

   (c) Exhibits

       99.1    --   Press release issued by ConocoPhillips on July 26, 2006.

       99.2    --   Financial and operational tables.

       99.3    --   Supplemental financial information.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   CONOCOPHILLIPS



                                                  /s/ Rand C. Berney
                                             --------------------------------
                                                      Rand C. Berney
                                             Vice President and Controller

July 26, 2006



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                                  EXHIBIT INDEX


Exhibit
No.        Description
---        -----------

99.1       Press release issued by ConocoPhillips on July 26, 2006.

99.2       Financial and operational tables.

99.3       Supplemental financial information.



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